                                                                    EXHIBIT 10.9



                           EMPLOYEE MATTERS AGREEMENT

                                    BETWEEN

                             MILLIPORE CORPORATION

                                      AND

                              MYKROLIS CORPORATION

                                EFFECTIVE AS OF

                                 MARCH 31, 2001

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.................................................   1
1.1  "Agreement".......................................................   1
1.2  "Benefits Committee"..............................................   1
1.3  "COBRA"...........................................................   1
1.4  "Code"............................................................   1
1.5  "Deferred Compensation Plan,".....................................   1
1.6  "Distribution"....................................................   1
1.7  "Distribution Date"...............................................   1
1.8  "ERISA"...........................................................   1
1.9  "FMLA"............................................................   2
1.10 "Foreign Plan,"...................................................   2
1.11 "401(k) Plan,"....................................................   2
1.12 "Fringe Benefit Plans,"...........................................   2
1.13 "Health and Welfare Plans,".......................................   2
1.14 "Insurance Plans".................................................   2
1.15 "IPO".............................................................   2
1.16 "IPO Closing Date"................................................   2
1.17 "IPO Registration Statement"......................................   2
1.18 "Material Feature"................................................   2
1.19 "Millipore Employee"..............................................   3
1.20 "Millipore Participation Plan"....................................   3
1.21 "Millipore Retirement Plan".......................................   3
1.22 "Millipore Stock Value"...........................................   3
1.23 "Mykrolis Business"...............................................   3
1.24 "Mykrolis Employee"...............................................   3
1.25 "Mykrolis Stock Value"............................................   3
1.26 "Participating Company"...........................................   4
1.27 "Person"..........................................................   4
1.28 "Plan"............................................................   4
1.29 "Post-Distribution Period"........................................   4
1.30 "QDRO"............................................................   4
1.31 "QMCSO"...........................................................   4
1.32 "Rabbi Trust,"....................................................   4
1.33 "Separation"......................................................   4
1.34 "Separation Date".................................................   4
1.35 "Stock Plan,".....................................................   5

ARTICLE II  GENERAL PRINCIPLES.........................................   5
2.1  ASSUMPTION OF MYKROLIS LIABILITIES................................   5
2.2  MYKROLIS' PARTICIPATION IN MILLIPORE PLANS........................   5
2.3  ESTABLISHMENT OF MYKROLIS PLANS...................................   6
2.4  TERMS OF PARTICIPATION BY MYKROLIS EMPLOYEES IN MYKROLIS PLANS....   6
2.5  BENEFITS COMMITTEE................................................   7
2.6  FOREIGN PLANS.....................................................   7

2.7  CERTAIN TRANSFERS OF EMPLOYEES BETWEEN MILLIPORE AND
     MYKROLIS..........................................................   8

ARTICLE III 401(k) PLAN................................................   8
3.1  401(k) PLAN.......................................................   8
3.2  TRANSFER OF ACCOUNTS FROM MILLIPORE 401(k) PLAN...................   8

ARTICLE IV NON-QUALIFIED PLANS.........................................   8
4.1  DEFERRED COMPENSATION PLANS.......................................   8

ARTICLE V HEALTH AND INSURANCE PLANS...................................   9
5.1  HEALTH PLANS......................................................   9
5.2  INSURANCE PLANS...................................................  11
5.3  VENDOR ARRANGEMENTS...............................................  11

ARTICLE VI EQUITY AND OTHER COMPENSATION...............................  12
6.1  CASH PROFIT SHARING PLAN..........................................  12
6.2  MANAGEMENT INCENTIVE PLAN.........................................  12
6.3  MILLIPORE OPTIONS.................................................  12
6.4  MILLIPORE RESTRICTED STOCK........................................  13

ARTICLE VII FRINGE AND OTHER BENEFITS..................................  13
7.1  FRINGE BENEFITS:..................................................  13
7.2  OTHER BENEFIT PLANS:..............................................  14

ARTICLE VIII MILLIPORE PARTICIPATION AND RETIREMENT PLANS..............  15
8.1  MILLIPORE PARTICIPATION PLAN......................................  15
8.2  MILLIPORE RETIREMENT PLAN.........................................  15
8.3  NO TRANSFER OF ASSETS TO MYKROLIS SAVINGS AND INVESTMENT
     PLAN..............................................................  15
8.4  MAKE-UP BENEFITS FOR CERTAIN EMPLOYEES............................  15

ARTICLE IX ADMINISTRATIVE PROVISIONS...................................  16
9.1  TRANSITIONAL SERVICES AGREEMENT...................................  16
9.2  PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.........  16
9.3  TRANSITIONAL STAFFING SERVICES....................................  16
9.4  SHARING OF PARTICIPANT INFORMATION................................  16
9.5  REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS...........  17
9.6  AUDITS REGARDING VENDOR CONTRACTS.................................  17
9.7  EMPLOYEE IDENTIFICATION NUMBERS...................................  17
9.8  BENEFICIARY DESIGNATIONS..........................................  17
9.9  REQUESTS FOR REGULATORY OPINIONS..................................  18
9.10 FIDUCIARY MATTERS.................................................  18
9.11 CONSENT OF THIRD PARTIES..........................................  18
9.12 MILLIPORE INTRANET................................................  18

ARTICLE X EMPLOYMENT-RELATED MATTERS...................................  18
10.1 TERMS OF MYKROLIS EMPLOYMENT......................................  18
10.2 HR DATA SUPPORT SYSTEMS...........................................  19

10.3  EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS.....................  19
10.4  CONFIDENTIALITY AND PROPRIETARY INFORMATION......................  19
10.5  PERSONNEL RECORDS................................................  19
10.6  MEDICAL RECORDS..................................................  19
10.7  UNEMPLOYMENT INSURANCE PROGRAM...................................  19
10.8  NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY
      BENEFICIARIES....................................................  20
10.9  EMPLOYMENT LITIGATION............................................  20

ARTICLE XI  GENERAL PROVISIONS.........................................  20
11.1  EFFECT IF SEPARATION, IPO AND/OR DISTRIBUTION DOES NOT OCCUR.....  20
11.2  RELATIONSHIP OF PARTIES..........................................  20
11.3  AFFILIATES.......................................................  20
11.4  GOVERNING LAW....................................................  20
11.5  ASSIGNMENT.......................................................  21
11.6  SEVERABILITY.....................................................  21
11.7  INTERPRETATION...................................................  21
11.8  AMENDMENT........................................................  21
11.9  TERMINATION......................................................  21
11.10 CONFLICT.........................................................  22
11.11 COUNTERPARTS.....................................................  22

                           EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT is effective as of  March 31, 2001, between
                                                         --------------
Millipore Corporation ("Millipore"), a Massachusetts corporation, and Mykrolis Corporation ("Mykrolis"), a Delaware corporation.

     WHEREAS, Millipore and Mykrolis have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    1.1 "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, and all amendments made hereto from time to time.

    1.2 "Benefits Committee" means the benefits committee established, implemented and operated pursuant to Section 2.5.

    1.3 "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

    1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    1.5 "Deferred Compensation Plan," when immediately preceded by "Millipore," means either the Millipore Corporation 2000 Deferred Compensation Plan for Senior Management ("Millipore Deferred Compensation Plan") or the Supplemental Savings and Retirement Plan for Salaried Employees of Millipore Corporation ("Millipore SERP"). When immediately preceded by "Mykrolis," "Deferred Compensation Plan" means the deferred compensation plan to be established by Mykrolis pursuant to Article IV.

    1.6 "Distribution" means Millipore's pro rata distribution to the holders of its common stock, $1.00 par value, several months following the IPO, of all the shares of Mykrolis common stock owned by Millipore.

    1.7   "Distribution Date" means the date that the Distribution is effective.

    1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    1.9 "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

    1.10 "Foreign Plan," when immediately preceded by "Millipore," means a Plan maintained by Millipore for the benefit of its employees outside the U.S. When immediately preceded by "Mykrolis," "Foreign Plan" means a Plan to be established by Mykrolis for the benefit of its employees outside the U.S.

    1.11 "401(k) Plan," when immediately preceded by "Millipore," means the 401(k) portion of the Millipore Participation Plan. When immediately preceded by "Mykrolis," "401(k) Plan" means the Mykrolis Savings and Investment Plan to be established by Mykrolis pursuant to Article III.

    1.12 "Fringe Benefit Plans," when immediately preceded by "Millipore," means the Millipore employee assistance program, educational assistance program, leave of absence program and other fringe benefit plans, programs and arrangements, offered from time to time under the personnel policies and practices of Millipore and sponsored and maintained by Millipore (as set forth in Article VII and Schedule 7.1). When immediately preceded by "Mykrolis," "Fringe Benefit Plans" means the fringe benefit plans, programs and arrangements to be established by Mykrolis pursuant to Article VII.

    1.13 "Health and Welfare Plans," when immediately preceded by "Millipore," means the medical, health maintenance organization ("HMO"), dental, pre-tax premium payment plans, Section 125 Plan and any similar health and welfare plans listed on Schedule 5.1 established and maintained by Millipore for the benefit of eligible employees of Millipore, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "Mykrolis," "Health and Welfare Plans" means the Mykrolis Health Plans, the Mykrolis Section 125 Plan, and the health and welfare plans to be established by Mykrolis pursuant to Article V.

    1.14 "Insurance Plans" when immediately preceded by "Millipore" means the various insurance plans provided to Millipore employees including accidental death and dismemberment, business travel accident, long term disability, group life and workers' compensation insurance plan as set forth in Schedule 5.2. When immediately preceded by "Mykrolis," "Insurance Plans" means the Mykrolis insurance plans to established by Mykrolis pursuant to Article V.

    1.15 "IPO" means the initial public offering of Mykrolis common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended.

    1.16  "IPO Closing Date" means the closing of the IPO.

    1.17 "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act of 1933 as amended, filed with the SEC on March 16, 2001, registering the shares of common stock of Mykrolis to be issued in the IPO, together with all amendments thereto.

    1.18 "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

    1.19 "Millipore Employee" means an individual who, on the Separation Date, is: (a) either actively employed by, or on leave of absence from, Millipore:
(b) a former employee of Millipore and who, on the Separation Date, is not a Mykrolis Employee; or (c) an employee or group of employees designated as Millipore Employees by Millipore and Mykrolis.

    1.20 "Millipore Participation Plan" means the Millipore Corporation Employees' Participation and Savings Plan, as in effect from time to time.

    1.21 "Millipore Retirement Plan" means the Retirement Plan for Employees of Millipore Corporation, as in effect from time to time.

    1.22 "Millipore Stock Value" means the closing per-share price of Millipore common stock as listed on the New York Stock Exchange on the last trading day before the Distribution.

    1.23 "Mykrolis Business" means the Microelectronics business and related businesses and operation as described in the IPO Registration Statement.

    1.24 "Mykrolis Employee" means any individual who is: (a) either actively employed by, or on leave of absence from, Mykrolis on or at any time after the Separation Date; (b) either actively employed by, or on leave of absence from, Millipore as either part of a work group or organization, or common support function that, at any time after the Separation Date and before the Distribution Date, moves to the employ of Mykrolis from the employ of Millipore; (c) any other employee or group of employees designated as Mykrolis Employees (as of the specified date) by Millipore and Mykrolis by mutual agreement; or (d) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in (a) through (c) with respect to that employee's or former employee's benefit under the applicable Plan(s). Unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Mykrolis Employee with respect to any benefits he or she accrues or has accrued under any applicable Plan(s), unless he or she is a Mykrolis Employee by virtue of (a) through (c).

     1.25 "Mykrolis Stock Value" means the (i) opening per-share price of Mykrolis common stock as listed on the principal exchange on which the shares of the common stock are then trading on the first trading day after the Distribution, or if shares are not traded on such Date, then on the next preceding trading day during which a sale occurred; (ii) if such common stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the common stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the common stock on such date as reported by Nasdaq or such successor quotation system; (iii) if such common stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the common stock on such date as determined in good faith by the Board of Mykrolis; or (iv) the common stock is not publicly traded, the fair market value established by the Board of Mykrolis.

    1.26 "Participating Company" means: (a) Millipore; (b) any Person (other than an individual) that Millipore has approved for participation in, a Plan sponsored by Millipore; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

    1.27 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

    1.28 "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Millipore or Mykrolis.

    1.29 "Post-Distribution Period" means, for each designated Plan, the period beginning as of the Distribution Date and ending on the date that Mykrolis is no longer using Millipore benefit delivery and administrative services with respect to the Plan.

    1.30  "QDRO" means a domestic relations order which qualifies under Code
Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Millipore Participation Plan or the Millipore Retirement Plan.

    1.31 "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

    1.32 "Rabbi Trust," when immediately preceded by "Millipore," means the grantor trust established for purposes of holding assets under the Millipore Deferred Compensation Plans. When immediately preceded by "Mykrolis," "Rabbi Trust" means the grantor trust to be established by Mykrolis pursuant to Section 4.1(a).

    1.33 "Separation" means the contribution and transfer from Millipore to Mykrolis, and Mykrolis' receipt and assumption of, directly or indirectly, substantially all of the assets and liabilities currently associated with the Mykrolis Business and the stock, investments or similar interests currently held by Millipore in subsidiaries and other entities that conduct such business.

    1.34 "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation which shall, with respect to non-Foreign Plans and U.S. employees, be close of business, Eastern Standard Time, March 31, 2001 or such other date as may be fixed by the Board of Directors of Millipore.

     1.35 "Stock Plan," when immediately preceded by "Millipore," means any plan, program, or arrangement, pursuant to which employees and other service providers hold stock options, Millipore restricted stock (stock that is subject to transfer restrictions or to employment and/or performance vesting conditions) or other Millipore equity incentives. When immediately preceded by "Mykrolis," "Stock Plan" means plans, programs, or arrangements that are substantially similar to the Millipore Stock Plans, to be established by Mykrolis pursuant to
Article VI.

                                  ARTICLE II


                              GENERAL PRINCIPLES

     2.1 ASSUMPTION OF MYKROLIS LIABILITIES. Except as specified otherwise in this Agreement or as mutually agreed upon by Mykrolis and Millipore from time to time, effective as of Separation Date, Mykrolis hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all liabilities of, or relating to, Mykrolis Employees relating to, arising out of, or resulting from future, present or former employment with the Mykrolis Business (including liabilities relating to, arising out of, or resulting from Millipore Plans and Mykrolis Plans, other than any liability for medical coverage for Mykrolis Employees who terminated service prior to the Separation Date); (b) all liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with Mykrolis; and (c) all other liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by Mykrolis, or a Mykrolis Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by Millipore and Mykrolis from time to time, Millipore shall transfer to Mykrolis amounts equal to trust assets, insurance reserves, and other related assets as consistent with the applicable Plan transition that relates to, arises out of, or results from Mykrolis' pro rata interest in each Millipore Plan, to the extent described herein.

     2.2   MYKROLIS' PARTICIPATION IN MILLIPORE PLANS.

           (a) PARTICIPATION IN MILLIPORE PLANS. Except as specified otherwise in this Agreement or as Millipore and Mykrolis may mutually agree, Mykrolis Employees shall, until the Separation Date, continue to participate in the Millipore Participation Plan (including the 401(k) Plan) and the Millipore Retirement Plan, as provided in Article III, and in such other Millipore Plans as provided in Articles III through VII.

           (b) MILLIPORE'S GENERAL OBLIGATIONS AS PLAN SPONSOR. To the extent that Mykrolis is a Participating Company in any Millipore Plan, Millipore shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Millipore Plan, and shall have the sole and absolute discretion and authority to interpret the Millipore Plan, as set forth therein. Millipore shall not amend any Material Feature of any Millipore Plan in which Mykrolis is a Participating Company, except to the extent: (i) such amendment would not materially affect any coverage or benefits solely with respect to Mykrolis Employees under such Plan; or (ii) such amendment is necessary or appropriate to comply with applicable law.



           (c) MYKROLIS' GENERAL OBLIGATION AS PARTICIPATING COMPANY. Mykrolis shall perform, with respect to its participation in the Millipore Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Millipore Plan; (ii) full cooperation with Millipore Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Millipore has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Millipore has entered into an agreement relating to the Millipore Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

           (d) TERMINATION OF PARTICIPATING COMPANY STATUS. Except as otherwise may be mutually agreed upon by Millipore and Mykrolis, effective as of the Distribution Date or such other date as Mykrolis establishes a corresponding Plan (as specified in this Agreement), Mykrolis shall automatically cease to be a Participating Company in the corresponding Millipore Plan.

     2.3   ESTABLISHMENT OF MYKROLIS PLANS.

     Except as otherwise provided here, Mykrolis shall adopt certain Plans, as described in Articles III through VII, as of the Separation Date or such other date(s) as set out herein or as Millipore and Mykrolis may mutually agree. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Mykrolis at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Mykrolis Plan, any benefit under any Mykrolis Plan or any trust, insurance policy or funding vehicle related to any Mykrolis Plans, or any employment or other service arrangement with the Mykrolis Employees or vendors (to the extent permitted by law).

     2.4  TERMS OF PARTICIPATION BY MYKROLIS EMPLOYEES IN MYKROLIS PLANS.

          (a) NON-DUPLICATION OF BENEFITS. Except as specified otherwise in the Agreement, as of the Separation Date, or other later date that applies to the particular Mykrolis Plan established thereafter, the Mykrolis Plans shall be, with respect to Mykrolis Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Millipore Plans. Millipore and Mykrolis shall agree on methods and procedures, including amending the respective

     Plan documents, to prevent Mykrolis Employees from receiving duplicate benefits from the Millipore Plans and the Mykrolis Plans.

          (b) SERVICE CREDIT. Except as specified otherwise in this Agreement, with respect to Mykrolis Employees, each Mykrolis Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Separation Date, were recognized under the corresponding Millipore Plan shall, as of the Separation Date, receive full recognition and credit and be taken into account under such Mykrolis Plan to the same extent as if such items occurred under such Mykrolis Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Mykrolis Plans and the Millipore Plans.

          (c) ASSUMPTION OF LIABILITIES. Except as specified otherwise in this Agreement (including, without limitation, the exception applicable to self-insured long-term disability and workers compensation plans), the provisions of this Agreement for the transfer of assets relating to Millipore Plans to Mykrolis and/or the appropriate Mykrolis Plans are based upon the understanding of the parties that Mykrolis and/or the appropriate Mykrolis Plan shall assume all liabilities of the corresponding Millipore Plan to or relating to Mykrolis Employees, as provided for herein.

     2.5 BENEFITS COMMITTEE. From the date of this Agreement through the later of the Distribution Date or the end of the Post-Distribution Period, as applicable, the management of the Plans shall be conducted under the supervision of the Millipore Vice President, Human Resources, and the Mykrolis Vice President, Human Resources (or his authorized delegate). Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by a designated representative of the Mykrolis Corporate Executive Committee and a designated representative of the Millipore Corporate Executive Committee.

     2.6 FOREIGN PLANS. Mykrolis and Millipore each intend that the matters, issues or liabilities relating to, arising out of, or resulting from Foreign Plans and non-U.S.-related employment matters be handled in a manner that is in compliance with the requirements of applicable local law and, to the extent permitted by applicable local law, in a manner consistent with comparable U.S. matters, issues or liabilities as reflected in this Agreement. Without in any way limiting the general principle set forth in the preceding sentence, Schedule
2.6 sets forth the manner in which certain existing Millipore Foreign Plans in non-U.S. jurisdictions shall be handled, effective as of the Separation Date (or such other date(s)) as Millipore and Mykrolis may mutually agree) consistent with the provisions of this Section 2.6 or as permitted under applicable local law. To the extent that any existing Millipore Foreign Plan is not contained on
Schedule 2.6 either due to mistake or omission, the parties agree to amend the
Schedule 2.6 to include such Plans. n

     2.7 CERTAIN TRANSFERS OF EMPLOYEES BETWEEN MILLIPORE AND MYKROLIS. If any Mykrolis Employee (who was formerly employed by Millipore) is rehired by Millipore, with the consent of Mykrolis, within the 24-month period following the Separation Date, all service of such Employee with, and compensation from, Mykrolis after the Separation

Date shall be counted under all applicable Millipore benefit plans as if it were service with, and compensation from, Millipore, and to the extent practicable, such Employee shall be treated as if he had not terminated service with Millipore. If any Millipore Employee is hired by Mykrolis, with the consent of Millipore, within the 24-month period following the Separation Date, all service of such Employee with, and compensation from, Millipore before and after the Separation Date shall be counted under all applicable Mykrolis benefit plans as if it were service with, and compensation from, Mykrolis, and to the extent practicable, such Employee shall be treated as if he had transferred employment to Mykrolis as of the Separation Date.

                                  ARTICLE III


                                  401(k) PLAN

      3.1 401(k) PLAN. Effective as of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall establish or cause to be established a separate plan and trust which are intended to be tax-qualified under Code Section 401(a) and 401(k), to be exempt from taxation under Code Section 501(a)(1), and to be known as the Mykrolis Savings and Investment Plan, to which Mykrolis Employees may make salary reduction contributions and Mykrolis can make matching contributions and discretionary profit sharing contributions. To the extent that Mykrolis makes a discretionary profit sharing contribution to the Mykrolis Savings and Investment Plan for 2001, it shall make such contribution with respect to compensation of plan participants that was earned from Millipore and Mykrolis during 2001.

      3.2 TRANSFER OF ACCOUNTS FROM MILLIPORE 401(k) PLAN. As soon as practicable after the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Millipore shall cause to be transferred to the Mykrolis Savings and Investment Plan the accounts in the Millipore 401(k) Plan that are attributable to Mykrolis Employees. As a result of the transfer of such accounts from the Millipore 401(k) Plan, the Mykrolis Savings and Investment Plan shall hold as part of its assets Millipore employer securities. Mykrolis shall assume sole responsibility for ensuring that the Mykrolis Savings and Investment Plan's company stock fund, and the Millipore stock held in such fund, are maintained in compliance with all requirements of the SEC. In addition, effective as of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Millipore shall cause any participant loans held in the Millipore 401(k) Plan that are attributable to Mykrolis Employees to be assigned to the Trustee of the Mykrolis Savings and Investment Plan to enable such MYKROLIS Employees to continue to repay such loans through payroll deduction, and after such assignment such Mykrolis Employees shall repay such loans to the Mykrolis Savings and Investment Plan only.


                                  ARTICLE IV

                              NON-QUALIFIED PLANS

      4.1    DEFERRED COMPENSATION PLANS.

             (a) ESTABLISHMENT OF Mykrolis RABBI TRUST. Effective on or before the Separation Date (or such other date as Millipore and MYKROLIS may mutually agree), Mykrolis shall establish the Mykrolis Deferred Compensation Plan and the Mykrolis Rabbi Trust.

             (b) ALLOCATION AND ASSUMPTION OF LIABILITIES. As of the date that Mykrolis establishes the Mykrolis Deferred Compensation Plan, Millipore shall determine the amount of liabilities under the Millipore Deferred Compensation Plan and the Millipore SERP, attributable to Mykrolis Employees. As soon as administratively practicable thereafter, Millipore shall pay to Mykrolis or to the trustee of the Mykrolis Rabbi Trust, as Mykrolis specified, an amount of Millipore's assets equal to the liabilities under the Millipore Deferred Compensation Plan. Coincident with the receipt of such transfer of assets, Mykrolis shall assume all responsibilities and obligations relating to, arising out of, or resulting from such liabilities under the Millipore Deferred Compensation Plan. Effective as of the Separation Date, Mykrolis shall also assume all responsibilities and obligations relating to, arising out of, or resulting from the Millipore SERP to the extent such liabilities are attributable to Mykrolis Employees.

             (c) PARTICIPATION IN DEFERRED COMPENSATION PLANS. Effective as of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), eligible Mykrolis Employees may commence participation in the Mykrolis Deferred Compensation Plan. Mykrolis Employees who are currently participating in the Millipore Deferred Compensation Plans shall continue their participation in such Plans (according to its terms) to the Separation Date (or such other date as Millipore and Mykrolis may mutually agree).

                                   ARTICLE V

                           HEALTH AND INSURANCE PLANS

     5.1     HEALTH PLANS.

             (a) MYKROLIS HEALTH PLANS. As of the Distribution Date (or such other date(s) and Millipore and Mykrolis may mutually agree), Mykrolis shall establish the Mykrolis Health Plans similar to the Millipore Health Plans listed on Schedule 5.1 and, correspondingly, Mykrolis shall be solely responsible for the administration of the Mykrolis Health Plans, including the payment of all employer-related costs in establishing and maintaining the Mykrolis Health Plans, and for the collection and remittance of employee premiums, subject to Section 9.2.


             (b) MEDICAL PLANS FROM THE SEPARATION DATE THROUGH THE DISTRIBUTION DATE. Except as otherwise agreed by Millipore and Mykrolis, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as Millipore and Mykrolis may mutually agree), Mykrolis shall be a Participating Company in the Millipore Health Plans listed in
     Schedule 5.1. Millipore shall administer claims incurred under the Millipore Health Plans by Mykrolis Employees before the Distribution Date, but only to the extent that Mykrolis has not, before such date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by Millipore with respect to such claims shall be final and binding. Millipore shall retain financial and administrative ("run-out") liability and all related obligations and responsibilities for all claims incurred by Mykrolis Employees before December 31, 2001 (or such other date(s) as Millipore and Mykrolis may mutually agree), including any claims that were administered by Millipore as of, on, or after December 31, 2001 (or such other date(s) as Millipore and Mykrolis may mutually agree). Except as set forth in the preceding sentence, Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses associated with its participation in the Millipore Health Plans, subject to Section 9.2.

             (c) SECTION 125 PLAN. Through the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall remain a Participating Company in the Millipore Section 125 Plan. The existing elections for Mykrolis Employees participating in the Millipore
     Section 125 Plan shall remain in effect until the Separation Date (or such other date as Millipore and Mykrolis may mutually agree). Effective on the day after the Separation Date (or such other date immediately following the date that Mykrolis' participation in the Millipore Section 125 Plan terminates), Mykrolis shall establish, or caused to be established, the Mykrolis Section 125 Plan and Mykrolis shall be solely responsible for the Mykrolis Section 125 Plan. Millipore will administer, or cause to be administered, the Millipore Section 125 Plan for Mykrolis Employees and the Mykrolis Section 125 Plan through such date as Millipore and Mykrolis may mutually agree. Mykrolis shall reimburse Millipore for any and all direct and indirect expenses and costs attributable to Mykrolis Employees, subject to Section 9.2. Millipore shall transfer to the Mykrolis Section 125 Plan any flexible spending accounts attributable to Mykrolis Employees as soon as practicable following the Separation Date.

             (d) HCFA. As of January 1, 2002 (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall assume all liabilities relating to, arising out of, or resulting from claims, if any, under the HCFA data match reports that relate to Mykrolis Employees.

             (e) COBRA. Millipore shall be responsible through the Distribution Date (or such other date as Millipore and Mykrolis may mutually agree) for compliance with the health care continuation coverage requirements of COBRA and the Millipore Health and Welfare Plans with respect to Mykrolis Employees and qualified beneficiaries (as such term is defined under COBRA). Mykrolis shall be responsible for providing Millipore with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable Millipore COBRA policies and procedures. As soon as administratively practicable after the Distribution Date (or such other date as Millipore and Mykrolis may mutually agree), Millipore shall provide Mykrolis (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to Mykrolis and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the Distribution Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Mykrolis Health and Welfare Plans for Mykrolis Employees and their qualified beneficiaries (as such term is defined under COBRA); provided, however, Mykrolis may elect to retain Millipore's services in such manner and for such period as Millipore and Mykrolis may mutually agree to assist it with COBRA administration and Mykrolis shall reimburse Millipore for its costs and expenses associated with such administration, subject to Section 9.2.

     5.2  INSURANCE PLANS

          (a) MYKROLIS INSURANCE PLANS. Effective as of the Separation Date, Mykrolis shall assume and be solely responsible for all liabilities relating to, arising out of, or resulting from claims by Mykrolis Employees attributable to employment with the Mykrolis Business whether incurred before or after the Separation Date. As of the Distribution Date (or such other date(s) as Millipore and Mykrolis may mutually agree), Mykrolis shall establish Insurance Plans to provide benefits similar to those listed on
     Schedule 5. 2 and, correspondingly, Mykrolis shall be solely responsible for the administration of the Mykrolis Insurance Plans, including the payment of all employer-related costs in establishing and maintaining the Mykrolis Insurance Plans, and for the collection and remittance of employee premiums, subject to Section 9.2.

          (b) INSURANCE PLANS FROM THE SEPARATION DATE THROUGH THE DISTRIBUTION DATE. Except as otherwise agreed by Millipore and Mykrolis, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as Millipore and Mykrolis may mutually agree), Mykrolis shall be a Participating Company in the Millipore Insurance Plans listed in
     Schedule 5.2. Millipore shall administer claims incurred under the Millipore Insurance Plans by Mykrolis Employees before the Distribution Date but only to the extent that Mykrolis has not, before such date, established and assumed administrative responsibility for a corresponding Insurance Plan. Any determination made or settlements entered into by Millipore with respect to such claims shall be final and binding. Millipore shall retain financial and administrative ("run-out") liability and all related obligations and responsibilities for all claims incurred by Mykrolis Employees before the Distribution Date (or such other date(s) as Millipore and Mykrolis may mutually agree), including any claims that were administered by Millipore as of, on, or after the Distribution Date (or such other date(s) as Millipore and Mykrolis may mutually agree). Except as set forth in the preceding sentence, Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses associated with its participation in the Millipore Insurance Plans, subject to Section 9.2.

     5.3 VENDOR ARRANGEMENTS. Millipore shall use its commercially reasonable best efforts for and on behalf of Mykrolis to procure, effective as of the Distribution Date (or such other date(s) as Millipore and Mykrolis may mutually agree): (i) Health Plans which are comparable in the aggregate in all Material Features to the Health Plans entered into by Millipore, as set forth in Schedule 5.1; and (ii) group insurance policies, which are comparable in the aggregate in all Material Features to the group insurance policies entered into by Millipore, as set forth in Schedule 5.2. In each case, Mykrolis shall, as of Distribution Date (or such other date as Millipore and Mykrolis may mutually agree) establish, adopt and/or implement such contracts, agreements or arrangements.


                                  ARTICLE VI

                         EQUITY AND OTHER COMPENSATION

     6.1 CASH PROFIT SHARING PLAN/MANAGEMENT INCENTIVE PLAN. As of the Separation Date (or such other date as Millipore and Mykrolis Employees may mutually agree), Mykrolis Employees shall cease active participation in the Millipore Cash Profit Sharing Plan and Millipore Management Incentive Plan and shall no longer be entitled to contributions under such plans made with respect to periods after December 31, 2000.

     6.2 MYKROLIS INCENTIVE PLAN. Effective as of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall establish the Mykrolis Incentive Plan. To the extent that Mykrolis makes a discretionary contribution to the Mykrolis Incentive Plan for the year 2001, Mykrolis shall make such contribution with respect to compensation of plan participants that was earned from Millipore and Mykrolis during 2001.

     6.3  MILLIPORE OPTIONS.

          (a) OPTION ASSUMPTION BY MYKROLIS. At the Distribution Date (or such later other date as Millipore and Mykrolis may mutually agree), each unvested outstanding Millipore Option held by Mykrolis Employees shall be, in connection with the Distribution, assumed by Mykrolis. Each Millipore Option so assumed by Mykrolis shall continue to have, and be subject to, the same terms and conditions set forth in the Millipore Stock Plan and as provided in the respective option agreements governing such Millipore Option as of the Distribution Date (or such other date as Millipore and Mykrolis may mutually agree), except that (i) such Millipore Option shall be exercisable for that number of whole shares of Mykrolis common stock equal to the quotient of the number of shares of Millipore common stock that were issuable upon exercise of such Millipore Option as of the Distribution Date divided by the ratio of the Mykrolis Stock Value to the Millipore Stock Value, rounded down to the nearest whole number of shares of Mykrolis common stock, and (ii) the per share exercise price for the shares of Mykrolis common stock issuable upon exercise of such assumed Millipore Option shall be equal to the product determined by multiplying the exercise price per share of Millipore common stock at which such Millipore Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

          (b) ASSUMPTION CRITERIA. The intention of Millipore and Mykrolis is that the assumption of Millipore Options by Mykrolis pursuant to Subsection 6.3(a) meet the following criteria: (i) the aggregate intrinsic value of the assumed Millipore Options immediately after the assumption is not greater than such value immediately before the assumption; (ii) with respect to each such assumed Millipore Option, the ratio of the exercise price per share to the Mykrolis Stock Value of the assumed Millipore Options immediately after the assumption is not less than the ratio of the exercise price per share to the Millipore Stock Value immediately before the assumption; and (iii) the vesting and option term of the assumed Millipore Options shall not be changed.

          (c) VESTED MILLIPORE OPTIONS. Millipore Options that are vested on the Distribution Date and the rights of Mykrolis Employees holding such vested Millipore Options shall continue to be governed by the terms of the Millipore Stock Option Plan, with the Distribution Date being the date of termination of employment thereunder for such Mykrolis Employees.

          (d) CERTAIN NON-U.S. OPTIONEES. Except as may otherwise be agreed upon by Millipore and Mykrolis, this Section 6.3 shall govern the treatment of Millipore Options held by non-U.S. Mykrolis Employees.

     6.4  MILLIPORE RESTRICTED STOCK.

          (a) VESTING. Except as otherwise specified herein and subject to the terms of the Millipore Stock Plan, on the Distribution Date, Millipore restricted stock (including any Mykrolis common stock issued with respect to such Millipore restricted stock in connection with the Distribution) held by Mykrolis Employees shall become fully vested as of the Distribution Date and shall otherwise be subject to the terms of the Millipore Stock Plan.
          (b) CERTAIN NON-U.S. RESTRICTED STOCK HOLDERS. Except as may otherwise be agreed upon by Millipore and Mykrolis, this Section 6.4 shall govern the treatment of Millipore restricted stock held by non-U.S. Mykrolis Employees.

     6.5 EMPLOYEE STOCK PURCHASE PLAN. Mykrolis Employees shall continue to be eligible for participation in the Millipore Employee Stock Purchase Plan through the earlier of the IPO Closing Date or the Distribution Date (the "ESPP Date"). Except as otherwise specified herein and subject to the terms of the Millipore Employee Stock Purchase Plan on the ESPP Date, any funds in an account for a Mykrolis Employee in the Millipore Employee Stock Purchase Plan as of ESPP Date shall be refunded to the Mykrolis Employee as soon as practicable after the ESPP Date. Effective on or before the ESPP Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis shall establish an employee stock purchase plan for the benefit of Mykrolis Employees.


                                  ARTICLE VII

                           FRINGE AND OTHER BENEFITS

     7.1  FRINGE BENEFITS:

          (a) MYKROLIS FRINGE BENEFIT PLANS. Effective as of the Separation Date, Mykrolis shall assume and be solely responsible for all liabilities relating to, arising out of, or resulting from Mykrolis Employees' participation in fringe benefit plans, programs, personnel policies and practices of Millipore listed on Schedule 7.1, whether such liabilities are incurred before or after the Separation Date. As of the Distribution Date (or such other date(s) as Millipore and Mykrolis may mutually agree), Mykrolis shall establish Fringe Benefit Plans to provide benefits similar to those listed on Schedule 7.1 and, correspondingly, Mykrolis shall be solely responsible for the administration of the Mykrolis Fringe Benefit Plans, including the payment of all employer-related costs in establishing and maintaining the Mykrolis Fringe Benefit Plans subject to Section 9.2.

          (b) FRINGE BENEFIT PLANS FROM THE SEPARATION DATE THROUGH THE DISTRIBUTION DATE. Except as otherwise agreed by Millipore and Mykrolis, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as Millipore and Mykrolis may mutually agree), Mykrolis shall be a Participating Company in the Millipore Fringe Benefit Plans listed in Schedule 7.1. Millipore shall administer benefits under the Millipore Fringe Benefit Plans for Mykrolis Employees before the Distribution Date but only to the extent that Mykrolis has not, before such date, established and assumed administrative responsibility for a corresponding Fringe Benefit Plan. Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses associated with its participation in the Millipore Fringe Benefit Plans, subject to Section 9.2.

     7.2  OTHER BENEFIT PLANS:

          (a) CREDIT UNION. Millipore shall use its commercially reasonable best efforts to make the Millipore Credit Union available to Mykrolis Employees on substantially similar terms and conditions as are offered to current employees of Millipore, through such date as Mykrolis and Millipore may mutually agree. Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses related thereto, subject to Section 9.2.

          (b) CAFETERIA AND RELATED SUBSIDIES. Millipore shall continue to make its cafeteria, vending machines, and other food or beverage provision facilities at the Millipore Bedford campus (collectively, the "Food Programs") available to Mykrolis Employees on substantially similar terms and conditions as are offered to employees of Millipore, until the termination of the occupancy agreements between Millipore and Mykrolis regarding Mykrolis' occupancy of the Millipore Bedford campus (or such other date as Millipore and Mykrolis may mutually agree). Millipore and Mykrolis shall use their commercially reasonable best efforts to mutually agree on the appropriate methods and/or processes to ensure continued tax-favored status of Millipore's Food Programs under the Code. To the extent not otherwise addressed in the occupancy agreements, Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses associated with allowing Mykrolis access to Millipore's Food Programs, subject to Section 9.2.

          (c) MISCELLANEOUS. To the extent that Millipore maintains, sponsors or provides benefits other than those specified in Schedule 7.1 to its eligible employees, then Millipore shall, to the extent permitted by law, continue to make such benefits available to Mykrolis Employees on substantially similar terms and conditions as are offered to Millipore employees through the Separation Date (or such other date upon which Mykrolis and Millipore mutually agree). Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses associated with, arising out of, or resulting from the provision of such other fringe benefits.

                                 ARTICLE VIII

                 MILLIPORE PARTICIPATION AND RETIREMENT PLANS

     8.1 MILLIPORE PARTICIPATION PLAN. Mykrolis Employees shall continue to participate in the Millipore Participation Plan until the Separation Date (or such other date as Millipore and Mykrolis may mutually agree). As of the Separation Date(or such other date as Millipore and Mykrolis may mutually agree), Mykrolis Employees shall cease active participation in the Participation Plan and shall no longer be entitled to contributions to such Plan made with respect to periods after December 31, 2000. Mykrolis Employees shall remain fully vested in their accounts in the Participation Plan and their accounts shall remain in the Participation Plan until the Distribution Date. As soon as possible after the Distribution Date, the benefits under the Millipore Participation Plan attributable to the Mykrolis Employees shall be distributed as follows: Mykrolis Employees shall be offered the opportunity at that time to transfer their accounts in the Millipore Participation Plan to the Millipore Retirement Plan to purchase an annuity benefit, to the extent they are so eligible under the terms of the Millipore Retirement Plan, or to receive their account balances in a lump sum, direct that their accounts be transferred by direct rollover to the Mykrolis Savings and Investment Plan or any other eligible retirement plan, or elect to have their account balances retained in the Millipore Participation Plan, all in accordance with the terms of such Plans.

     8.2 MILLIPORE RETIREMENT PLAN. As of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Mykrolis Employees shall cease active participation in the Millipore Retirement Plan and all benefit accruals attributable to Mykrolis Employees under the Millipore Retirement Plan shall cease as of that date. All accrued benefits of Mykrolis Employees who are active on the Separation Date (or such other date as Millipore and Mykrolis may mutually agree) shall become fully vested as of such date. The accrued benefits of Mykrolis Employees under the Millipore Retirement Plan (reflecting any offset for Millipore Participation Plan account balances) shall be determined as of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), and as soon as possible after the Distribution Date, the benefits under the Millipore Retirement Plan attributable to the Mykrolis Employees shall be distributed in accordance with the terms of the Millipore Retirement Plan.

     8.3 NO TRANSFER OF ASSETS TO MYKROLIS SAVINGS AND INVESTMENT PLAN. Except as provided under the direct rollover provisions of the Millipore Participation Plan and the Millipore Retirement Plan, no assets of such Plans shall be transferred to or assumed by the Mykrolis Savings and Investment Plan or any other Mykrolis Plan.

     8.4 MAKE-UP BENEFITS FOR CERTAIN EMPLOYEES. Millipore and Mykrolis agree to work together to determine the shortfall of retirement benefits that certain employees will experience in the five years following the Separation Date as the result of their change of employment from Millipore to Mykrolis and to determine a fair adjustment of benefits to be paid such employees through additional contributions to the Mykrolis Savings and Investment Plan.

                                  ARTICLE IX

                           ADMINISTRATIVE PROVISIONS

     9.1 TRANSITIONAL SERVICES AGREEMENT. On or prior to the Separation Date (or such other date as Mykrolis and Millipore may mutually agree), Millipore and Mykrolis may enter into a services agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services (including inter alia assistance with the establishment of Mykrolis
                    ----- ----
plans as described above) by Millipore to Mykrolis or, in certain circumstances, vice versa, if appropriate or necessary.

     9.2  PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.

          (a) EXPENSES AND COSTS CHARGEABLE TO A TRUST. Effective as of the Separation Date, Mykrolis shall pay its share of any contributions made to any trust maintained in connection with a Millipore Plan while Mykrolis is a Participating Company in that Millipore Plan.

          (b) CONTRIBUTIONS TO TRUSTS. With respect to Millipore Plans to which Mykrolis Employees make contributions, Millipore shall use reasonable procedures to determine Mykrolis assets and liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.

          (c) ADMINSTRATIVE EXPENSES NOT CHARGEABLE TO A TRUST. Effective as of the Separation Date, to the extent not charged pursuant to a transitional services agreement (as contemplated by Section 9.1), and to the extent not otherwise agreed to in writing by Millipore and Mykrolis, and to the extent not chargeable to a trust established in connection with a Millipore Plan (as provided in paragraph (a)), Mykrolis shall be responsible, through either direct payment or reimbursement to Millipore, for its allocable share of actual third party and/or vendor costs and expenses incurred by Millipore and additional costs and expenses, subject to the methodology reasonably agreed upon by Millipore and Mykrolis, in the administration of
     (i) the Millipore Plans while Mykrolis participates in such Millipore Plans, and (ii) the Mykrolis Plans, to the extent Millipore procures, prepares, implements and/or administers such Mykrolis Plans. To the extent not otherwise determinable through direct allocation of costs and expenses, Mykrolis' allocable share of such costs and expenses will be based on Mykrolis Revenue as a percentage of total Millipore Revenue.

     9.3 TRANSITIONAL STAFFING SERVICES. Millipore shall provide certain transitional staffing services and other services as Millipore and Mykrolis may mutually agree to Mykrolis in such manner and for such period as Millipore and Mykrolis may mutually agree. Mykrolis shall reimburse Millipore for any and all direct and indirect costs and expenses related thereto.

     9.4 SHARING OF PARTICIPANT INFORMATION. In addition to the responsibilities and obligations of Millipore and Mykrolis specified in this Agreement, Millipore and Mykrolis shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Millipore Plans and the Mykrolis Plans during the respective periods applicable to such Plans (as Mykrolis and Millipore may mutually agree). Millipore and Mykrolis and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     9.5 REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS. While Mykrolis is a Participating Company in the Millipore Plans, Mykrolis shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Millipore Plan-related communications and materials to its employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Millipore Plans and Mykrolis Plans. Mykrolis shall reimburse Millipore for the costs and expenses relating to the copies of all such documents provided to Mykrolis. Mykrolis shall assist Millipore in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Millipore Plans, as applicable.

     9.6 AUDITS REGARDING VENDOR CONTRACTS. From the period beginning as of the Separation Date and ending on December 31, 2001 (or such later date as Millipore and Mykrolis may mutually agree), Millipore and Mykrolis and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Millipore Health and Welfare Plans and the Mykrolis Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, cancelled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Millipore and Mykrolis shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs and expenses incurred in connection with such audits shall be shared.

     9.7 EMPLOYEE IDENTIFICATION NUMBERS. Until the Distribution Date (or such other period as Millipore and Mykrolis may mutually agree), Millipore and Mykrolis shall not change any employee identification numbers assigned by Millipore. Millipore and Mykrolis mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Millipore or Mykrolis shall not be duplicated between Millipore and Mykrolis.

     9.8 BENEFICIARY DESIGNATIONS. Subject to Section 9.11, all beneficiary designations made by Mykrolis Employees for the Millipore Plans shall be transferred to and be in full force and effect under the corresponding Mykrolis Plans, in accordance with the terms of each such applicable Mykrolis Plan, until such beneficiary designations are replaced or revoked by the Mykrolis Employees who made the beneficiary designations.

     9.9 REQUESTS FOR REGULATORY OPINIONS. Millipore and Mykrolis shall make such applications to regulatory agencies, including the Internal Revenue Service and Department of Labor, as may be necessary or appropriate. Mykrolis and Millipore shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Millipore and/or Mykrolis elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the Department of Labor.

     9.10 FIDUCIARY MATTERS. Millipore and Mykrolis each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     9.11 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Millipore and Mykrolis shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Millipore and Mykrolis shall negotiate in good faith to implement such provision in a mutually satisfactory manner.

     9.12 MILLIPORE INTRANET. Through the Distribution Date (or such other date as Mykrolis and Millipore may mutually agree), Millipore shall make its Millipore intranet site available to Mykrolis Employees. Mykrolis shall reimburse Millipore for any and all costs and expenses related to making its intranet site available to Mykrolis Employees, subject to any transitional services agreement (as contemplated by Section 9.1). Millipore and Mykrolis shall use their commercially reasonable best efforts to mutually agree on the appropriate methods by which Mykrolis shall establish its own intranet site.



                                   ARTICLE X

                           EMPLOYMENT-RELATED MATTERS

     10.1 TERMS OF MYKROLIS EMPLOYMENT. All basic terms and conditions of employment for Mykrolis Employees including, without limitation, their pay and benefits in the aggregate, shall, to the extent legally and practicably possible, remain substantially the same through the Distribution Date as the terms and conditions that were in place when the Mykrolis Employee or Mykrolis Employee was employed by Millipore, as applicable. Notwithstanding the foregoing, Mykrolis Employees shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Mykrolis by the Distribution Date. In addition, nothing in this Agreement shall be construed to change the at-will status of the employment of any of the employees of the Millipore or Mykrolis.

     10.2 HR DATA SUPPORT SYSTEMS. Millipore shall provide human resources data support for Mykrolis Employees through December 31, 2001 (or such other period as Millipore and Mykrolis may mutually agree). Mykrolis agrees to fully reimburse Millipore for any and all direct and indirect costs and expenses associated with its use of the Millipore human resources data support systems, subject to Section 9.2. In the event that Millipore and Mykrolis agree to extend the time period beyond December 31, 2001, then the costs and expenses shall be computed in accordance with Section 9.2. Millipore and Mykrolis each reserves the right to discontinue Mykrolis' access to any Millipore human resources data support systems with sixty (60) days' notice (or such other period as Millipore and Mykrolis may mutually agree).

     10.3 EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS. Mykrolis shall request amendments to the nonimmigrant visa status of Mykrolis Employees with U.S. work visas authorizing them to work for Millipore, to request authorization to work for Mykrolis.

     10.4 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of this Agreement shall be deemed to release any individual for any violation of the Millipore non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of Millipore, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

     10.5 PERSONNEL RECORDS. Subject to applicable laws on confidentiality and data protection, Millipore shall deliver to Mykrolis prior to the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), personnel records of Mykrolis Employees to the extent such records relate to Mykrolis Employees' active employment by, leave of absence from, or termination of employment with Mykrolis. Mykrolis shall fully reimburse Millipore for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 9.2.

     10.6 MEDICAL RECORDS. Subject to applicable laws on confidentiality and data protection, Millipore shall deliver to Mykrolis prior to the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), medical records of Mykrolis Employees to the extent such records (a) relate to Mykrolis Employees' active employment by, leave of absence from, or termination of employment with Mykrolis. Mykrolis shall fully reimburse Millipore for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 9.2.

     10.7 UNEMPLOYMENT INSURANCE PROGRAM. Unless otherwise directed by Mykrolis, Millipore shall use its commercially reasonable best efforts to cause Mykrolis to receive service from Millipore's third party unemployment insurance administrator through December 31, 2001 (or such other date as Millipore and Mykrolis may mutually agree). Mykrolis shall reimburse Millipore for its allocable share of fees paid and related costs and expenses by Millipore to its third party unemployment insurance administrator for services rendered during such period, pursuant to the Master Transitional Services Agreement. Mykrolis shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Mykrolis.

     10.8 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Mykrolis Employee, Mykrolis Employee or other former, present or future employee of Millipore or Mykrolis under any Millipore Plan or Mykrolis Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Mykrolis shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Millipore and Mykrolis before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

     10.9  EMPLOYMENT LITIGATION.

           (a) CLAIMS TO BE TRANSFERRED TO MYKROLIS AND/OR JOINTLY DEFENDED BY MILLIPORE AND MYKROLIS. As of the Separation Date (or such other date as Millipore and Mykrolis may mutually agree), Millipore and Mykrolis shall enter into a written agreement that specifies the legal responsibility and accompanying liability for identified claims of Mykrolis.

           (b) UNSCHEDULED CLAIMS. Mykrolis shall have the sole responsibility for all employment-related claims regarding Mykrolis Employees that exist, or come into existence, on or after the Separation Date relating to, arising out of, or resulting from their employment with Mykrolis.


                                  ARTICLE XI

                              GENERAL PROVISIONS

     11.1 EFFECT IF SEPARATION, IPO AND/OR DISTRIBUTION DOES NOT OCCUR. Subject to Section 11.9, if the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed to by Mykrolis and Millipore.

     11.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     11.3 AFFILIATES. Each of Millipore and Mykrolis shall cause to be performed and hereby guarantee the performance of any and all actions of Millipore (and its affiliates) or Mykrolis (and its affiliates), respectively.

     11.4 GOVERNING LAW. To the extent not preempted by applicable federal law, including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the

Commonwealth of Massachusetts, as to all matters, including matters of validity, construction, effect, performance and remedies.

     11.5 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by Millipore and Mykrolis. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

     11.6 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

     11.7 INTERPRETATION. The headings contained in this Agreement or any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

     11.8 AMENDMENT. The Board of Directors of Mykrolis and Millipore may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Chief Executive Officer of Millipore and the Chief Executive Officer of Mykrolis have full power and authority to mutually adopt an amendment to this Agreement (subject to each of their authority to amend Plans). No change or amendment shall be made to this Agreement, except by an instrument in writing signed by authorized individuals.

     11.9 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of Millipore without the approval of Mykrolis. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Millipore and Mykrolis. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

     11.10 CONFLICT. In the event of any conflict between the provisions of this Agreement and any Plan, the provisions of this Agreement shall control.

     11.11 COUNTERPARTS. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers hereunto duly authorized on the day and year first above written.


                                        MILLIPORE CORPORATION


                                        By: /s/ Francis J. Lunger
                                           ---------------------------------

                                        Name:  Francis J. Lunger
                                               -----------------------------

                                        Title: Executive Vice President
                                               -----------------------------


                                        MYKROLIS CORPORATION


                                        By: /s/ Jean-Marc Pandraud
                                           ---------------------------------

                                        Name:  Jean-Marc Pandraud
                                               -----------------------------

                                        Title: President
                                               ----------------------------

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

     Schedule 2.6:

     (a) The following is a list of plans and benefits to be transferred from Millipore to Mykrolis from and after the Separation Date (or such other date(s)) as Millipore and Mykrolis may mutually agree) for Mykrolis Transferred Employees in those countries listed below, in accordance with the provisions of the Agreement:

     France:
     -------

          .    Retirement Program: (1) Government-mandated industrywide defined
               ------------------
contribution plan; (2) AGIRC and ARRCO (manadatory complementary "pay-as-you-go" pension plan); and (3) Retirement Bonus (mandatory defined benefit amount if/when the employee retires with the company, based on salary and years of service)

          .    Insurances (Medical/ Life/Disability): (1) Government-mandated;
               -------------------------------------
and (2) Employer provided supplemental coverage through group insurance contracts;

          .    Business Travel Accident Insurance: Employer-provided through
               ----------------------------------
group insurance contract

          .    Profit Sharing Plan: Employer-provided based on Company
               -------------------
performance

          .    Company Savings Plan: Employee can invest through salary
               --------------------
withdrawal.  Tax effective treatment on gains if held 5 years.

          .    13/th/ Month Pay Practice: Government-mandated
               -------------------------

          .    Vacation: Government mandated (based on years of service)
               --------

          .    Continuation of ARTT Agreement - "35 hours rule" - Government-
               -----------------------------------------------
mandated

          .    Allowance(s): Employer-provided subsidized lunch and
               ------------
transportation (car policy for certain members of management)

          .    Seniority Awards: Based on years of service
               ----------------

          .    Bonus Program: Employer-provided for specific work schedules or
               -------------
work conditions (e.g., shift bonus, night bonus)

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

     Schedule 2.6 (a) (continued):

     Germany:
     --------

          .    Retirement Program: (1) Government-mandated (includes life
               ------------------
insurance benefit); (2) Employer-provided defined benefit pension plan; and (3) Employer-provided contribution to Government-approved savings plan

          .    Medical: Government-mandated health care and short term
               -------
disability benefits under national health system

          .    Insurance (Life/Disability/Business Travel Accident): Employer-
               ---------------------------------------------------
provided via industry-wide insurance program

          .    Vacation: Government mandated (based on years of service)
               --------

          .    Sales Incentive Plan: Employer-provided for certain sales
               --------------------
personnal

          .    Seniority Awards: Employer-provided
               ----------------

          .    Allowances:  Employer-provided subsidized lunch
               ----------

          .    Employee Referral Bonus Plan: Employer-provided
               ----------------------------

          .    Employees Stock Purchase Plan: Employer-provided
               -----------------------------

     China (Millipore China  Ltd. - Hong Kong):
     ------------------------------------------

          .    Retirement Program: Government-mandated defined contribution plan
               ------------------

          .    Medical: Government-mandated health benefits under national
               -------
health system

          .    Insurance (Life/Death/Disability): Employer-provided via
               ---------------------------------
industry-wide insurance program

          .    Seniority Awards:  Employer-provided
               -----------------

          .    Medical: Government-mandated health benefits under national
               -------
health system

          .    Insurance (Life/Disability/Business Travel/Accident): Employer-
               ----------------------------------------------------
provided through group insurance contract

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

  Schedule 2.6(a)  -(Millipore China Ltd. - Hong Kong) (continued):

          13/th/ Month Pay Practice: Government-mandated
          --------------------------

          Seniority Awards: Employer-provided
          -----------------

          Bonus Plan: Government-mandated
          -----------

          Allowances (Meals/transportation, etc.):  Governed by law
          ---------------------------------------

  Schedule 2.6 (continued)

     (b) The following plans and benefits will continue with the current subsidiary (which will be a subsidiary of Mykrolis) from and after the Separation Date (or such other date(s)) as Millipore and Mykrolis may mutually agree) and the following plans and benefits will be transferred to the new Millipore subsidiary in those countries listed below, in accordance with the provisions of the Agreement:

  United Kingdom:
  ---------------

          Retirement Plan: Millipore Transfer Plan (hybrid money purchase
          ---------------
     scheme) (includes life insurance benefit).

          Medical: (1) Government-mandated and (2) Employer-provided
          -------
     supplemental medical and dental insurance

          Flexible Benefits Program: Employer-provided
          --------------------------

          Insurance (Life/Disability/Business Travel Accident): Employer-
          -----------------------------------------------------
     provided through group insurance contracts

          Vacation:  Government-mandated
          ---------

          Sales Incentive Plan: Employer-provided for certain sales personnel
          ---------------------

          Seniority Awards: Employer-provided
          -----------------

          Allowances:  Employer- provided subsidized lunch
          -----------

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

     Schedule 2.6 (b) (continued):

     Japan:
     -------

          .    Retirement Program: Government-mandated defined benefit plan
               -------------------
     (includes life insurance and disability insurance benefits)

          .    Medical: Government-mandated health benefits under national
               --------
     health system

          .    Insurance (Life/Disability/Business Travel Accident):  Employer-
               -----------------------------------------------------
     provided supplemental coverage through industrywide insurance risk pool

          .    Vacation:  Governed by law
               ---------

          .    Pay Practices: Annual salary divided into 16 payments - 2
               --------------
     months bonus paid in June; 2 months bonus paid in December

          .    Allowance(s) (Meals/transportation, etc.):  Governed by law
               ------------------------------------------

     Hong Kong:
     ----------

          .    Retirement Program:  Government-mandated deferred contribution
               -------------------
     plan

          .    Medical: Government-mandated health benefits under national
               --------
     health system

          .    Insurance (Life/Disability/Business Travel/Accident): Employer-
               ------------------------------------------------------
     provided through group insurance contract

          .    13/th/ Month Pay Practice: Government-mandated
               -------------------------

          .    Seniority Awards: Employer-provided
               -----------------

          .    Bonus Plan: Government-mandated (pay practice)
               -----------

          .    Allowances (Meals/Transportation, etc.):  Governed by law
               ---------------------------------------

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

  Schedule 2.6 (b) (continued):

  Korea
  -----

          .    Retirement Program: Government-mandated defined benefit
               -------------------

          .    Medical: (1) Government-mandated health benefits under national
               --------
     health care system; and (2) Employer-provided supplemental health care benefit

          .    Insurance (Group term life/Accidental Death/Disability):
               --------------------------------------------------------
     Employer-provided via group insurance contract

          .    13/th/ month pay practice (includes Government-mandated
               -------------------------------------------------------
     guaranteed bonus plan)
     ----------------

          .    Cash Profit Sharing: Employer-provided based on Company
               --------------------
     performance

          .    Sales/Incentive Plans:  Employer-provided for eligible employees
               ----------------------

          .    Allowances (Meals/transportation, etc.):  Governed by law
               ----------------------------------------

  Malaysia
  --------

          .    Retirement Program: Government mandated
               -------------------

          .    Insurance (Medical/Life/Disability):  Employer provided via
               -------------------------------------
     industrywide insurance risk pool

          .    Insurance (Business Travel Accident):  Employer provided
               -------------------------------------
     supplemental coverage under U.S. worldwide corporate insurance program

          .    Vacation:  Governed by law
               ---------

          .    Seniority Awards: Employer-provided
               -----------------

          .    13/th/ Month Pay Practice: Government-mandated
               --------------------------

          .    Allowances (Meals/Transportation, etc.):  Governed by law
               ----------------------------------------

          .    Sales Incentive Plan: Employer-provided for certain sales
               ---------------------
     personnel

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

  Schedule 2.6 (b) (continued):

  Singapore
  ---------

          .    Retirement Program:  Government-mandated
               -------------------

          .    Insurance (Medical/lLife/Disability/Business Travel Accident):
               --------------------------------------------------------------
     Employer- provided via industry-wide insurance risk pool

          .    Seniority Awards: Employer-provided
               -----------------

          .    Allowances (Mealsl/Transportation, etc.)  Governed by law
               ----------------------------------------

  Taiwan
  ------

          .    Retirement Program:  (1) Government mandated; and (2) Employer-
               -------------------
     provided defined benefit plan

          .    Insurance (Medical/Life/Disability/Business Travel Accident:
               ------------------------------------------------------------
     Employer-provided via industry-wide insurance risk pool

          .    Bonus Plan: Government-mandated
               -----------

          .    Allowances (Meals/Transportation, etc.): Governed by law
               ----------------------------------------

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

Schedule 5.1  Millipore Health Plans
------------------------------------

     I.   Health Plans
          ------------

     HMOs (health maintenance organizations)

     Aetna U. S. Healthcare

          Tufts

          Harvard Pilgrim Health Care

          Matthew Thornton Blue

          CIGNA/Healthsource

          Fallon

          Kaiser Permanente

     PPO (Preferred Provider Organization)

          CIGNA

     POS (Point of Service)

          Tufts

     Other Medical (Indemnity Plan)

          CIGNA

     Other Medical (Dental)

          Delta Dental

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

Schedule 5.1  Millipore Health Plans  (continued)
-------------------------------------------------

     II.  Section 125 Plan (pre-tax payment plan):
          ----------------------------------------

          Health Care Spending Account

          Dependent Care Spending Account (Pre-tax employee premium payments for coverage selections under (I) and (II) above)

Schedule 5.2  Millipore Insurance Plans
---------------------------------------

          Long Term Disability

          Group Life/Accidental Death & Dismemberment

          Contributory Accidental Death & Dismemberment

          Business Travel Accident

          Workers' Compensation

Schedule 7.1  Millipore Fringe Benefit Plans
--------------------------------------------

          Employee Assistance Program

          Paid Absence (sick time/short-term disability; paid portion of FMLA; bereavement, etc.)

          Vacation

          Holiday

          Leaves of Absence, including sabbaticals (unpaid)

          Adoption Assistance

          Life Balance Resources

          Employee Referral program

          Jury Duty

EMPLOYEE MATTERS AGREEMENT
BETWEEN MILLIPORE CORPORATION
AND MYKROLIS CORPORATION

Schedule 7.1  Millipore Fringe Benefit Plans  (continued)
---------------------------------------------------------

          Credit Union

          Matching Gift (Millipore Charitable Foundation)

          Vacation Buy/Sell program

          Cafeteria and related subsidies

          Financial Planning

          Service Awards

          Relocation assistance

          Intern/co-op program

          Flex time/job sharing/part time